Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our auditor’s report dated July 16, 2026, with respect to the consolidated financial statements of New Horizon Aircraft Ltd. (the “Company”) as at May 31, 2026 and for each of the years in the two year period ended May 31, 2026, in the Annual Report on Form 10-K of the Company for the year ended May 31, 2026 as filed with the United States Securities and Exchange Commission (“SEC”).

We also consent to the incorporation by reference, in the Registration Statements No. 333-279088, No. 333-279089 and No. 333-293362 on Form S-8 and Registration Statements No. 333-285000 and No. 333-286233 on Form S-3, of our auditor’s report dated July 16, 2026 with respect to the consolidated financial statements of the Company as at May 31, 2026 and for each of the years in the two year period ended May 31, 2026, as included in the Annual Report on Form 10-K of the Company for the year ended May 31, 2026, as filed with the SEC.

We also consent to the reference to our firm under the heading “Experts” in the Forms S-8 and S-3.

/s/ MNP LLP

Chartered Professional Accountants

Licensed Public Accountants

July 16, 2026

Toronto, Canada

MNP LLP

1 Adelaide Street East, Suite 1900, Toronto ON, M5C 2V9	1.877.251.2922 T: 416.596.1711 F: 416.596.7894